UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K/A
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) December 28, 2005
UNITED STATES LIME & MINERALS, INC.
(Exact name of registrant as specified in its charter)

TEXAS (State or other jurisdiction of incorporation)	000-4197 (Commission File Number)	75-0789226 (IRS Employer Identification No.)

13800 MONTFORT DRIVE, SUITE 330, DALLAS, TEXAS (Address of principal executive offices)	75240 (Zip Code)
(972) 991-8400
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES

ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.
          On January 4, 2006, United States Lime & Minerals, Inc. (the “Company”) filed its initial Current Report on Form 8-K (the “Form 8-K”) reporting its acquisition of all of the issued and outstanding capital stock of U.S. Lime Company – St. Clair, formerly known as O-N Minerals St. Clair Company (“St. Clair”), from a wholly-owned subsidiary of Oglebay Norton Company for $14,000,000 in cash, plus transaction costs pursuant to a stock purchase agreement (the “Purchase”). The purchase price is subject to a working capital adjustment.
          This Form 8-K/A includes the financial statements of St. Clair and the pro forma financial information required by Item 9.01 of Form 8-K.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
     (a) Financial statements of business acquired.
          The Report of Independent Registered Public Accounting Firm and the audited balance sheet of St. Clair for the year ended December 31, 2005 and the related statements of operations, stockholder’s equity and cash flows for the year then ended and the notes thereto, are set forth on pages 4-12 of this Form 8-K/A.
          The financial statements of St. Clair do not reflect the effect of the Purchase.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors and Stockholder
U.S. Lime Company – St. Clair
We have audited the balance sheet of U.S. Lime Company – St. Clair as of December 31, 2005, and the related statements of operations, stockholder’s equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.
We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we were engaged to perform an audit of the Company’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of U.S. Lime Company – St. Clair as of December 31, 2005, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.
/s/ GRANT THORNTON LLP
Dallas, Texas
March 14, 2006

U.S. Lime Company — St. Clair
Balance Sheet
Year Ended December 31, 2005
(dollars in thousands, except share amounts)

December 31,
2005
ASSETS

Current assets:
Cash	$1
Trade receivables, net	1,851
Inventories	1,354
Prepaid expenses and other current assets	77

Total current assets	3,283

Property, plant and equipment:
Land	481
Building and building improvements	816
Machinery and equipment	4,785
Automotive equipment	5

6,087
Less accumulated depreciation	(841)

Property, plant and equipment, net	5,246

Total assets	$8,529

LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities:

Accounts payable — trade	$705
Accrued expenses	205

Total current liabilities	910

Asset retirement obligation	658

Total liabilities	1,568

Commitments and contingencies
Stockholder’s equity:
Common stock, no par value; authorized 1,500 shares; 100 shares issued and outstanding	4,500
Additional paid-in capital	2,319
Advances from parent	1,175
Retained deficit	(1,033)

Total stockholder’s equity	6,961

Total liabilities and stockholder’s equity	$8,529

See accompanying notes to financial statements.

U.S. Lime Company — St. Clair
Statement of Operations
Year Ended December 31, 2005
(dollars in thousands)

Revenues	$16,338
Cost of revenues:
Labor and other operating expenses	15,542
Depreciation, depletion and amortization	841

16,383

Excess of cost over revenues	(45)

Selling, general and administrative expenses	988

Operating loss	(1,033)

Income tax benefit	—

Net loss	$(1,033)

See accompanying notes to financial statements.

U.S. Lime Company — St. Clair
Statement of Stockholder’s Equity
Year Ended December 31, 2005
(dollars in thousands, except share amounts)

	Common Stock		Additional
	Shares		Paid-In	Advances	Retained
	Outstanding	Amount	Capital	from Parent	Deficit	Total
Balances at Beginning of Year	100	$4,500	$2,319	$—	$—	$6,819

Net advances from parent	—	—	—	1,175	—	1,175

Net Loss	—	—	—	—	(1,033)	(1,033)

Balances at End of Year	100	$4,500	$2,319	$1,175	$(1,033)	$6,961

See accompanying notes to financial statements.

U.S. Lime Company — St. Clair
Statement of Cash Flows
(dollars in thousands)
Year Ended December 31, 2005

OPERATING ACTIVITIES:
Net loss	$(1,033)
Adjustments to reconcile net loss to net cash used by operations:
Depreciation, depletion and amortization	841
Changes in operating assets and liabilities:
Trade receivables	(97)
Inventories	194
Prepaid expenses	100
Accounts payable and accrued expenses	(965)

Net cash used in operating activities	(960)
INVESTING ACTIVITIES:
Purchase of property, plant and equipment	(215)

FINANCING ACTIVITIES:
Advances from parent	1,175

Net change	$—
Cash at beginning of year	1

Cash at end of year	$1

See accompanying notes to financial statements.

U.S. Lime Company — St. Clair
Notes to Financial Statements
(dollars in thousands, except share and per share amounts)
Year Ended December 31, 2005
(1) Purchase of St. Clair by United States Lime & Minerals, Inc.
     On December 28, 2005, United States Lime & Minerals, Inc. (the “Purchaser”) purchased all of the issued and outstanding capital stock of O-N Minerals (St. Clair) Company (“St. Clair”) from its parent, O-N Minerals (Lime) Company, a wholly-owned subsidiary of Oglebay Norton Company (the “Sellers”), for $14,000 in cash plus transaction costs pursuant to a stock purchase agreement (the “Purchase”). The financial statements presented do not include purchase accounting adjustments. The Sellers retained certain liabilities included in the balance sheet of St. Clair as of the transaction date pursuant to the stock purchase agreement. For accounting purposes, the Purchaser has recorded the sale as of December 31, 2005.
     For income tax purposes, the Purchase will be treated as a sale and purchase of assets pursuant to Internal Revenue Code Section 338(h)(10). Therefore, the tax basis of the assets and liabilities will be revalued by the Purchaser and all tax attributes of St. Clair , including net operating loss carryforwards, described in Note 4 will be retained by the Sellers and the buyer will have tax basis only in the assets and liabilities purchased.
(2) Fresh-Start Reporting
     On February 23, 2004, St. Clair, its parent and all of its parent’s direct and indirect wholly-owned subsidiaries (“O-N and Subs”) filed voluntary petitions for reorganization under Chapter 11 of the Bankruptcy Code. The bankruptcy plan (the “Plan”) was confirmed by the Bankruptcy Court on November 17, 2004. The Plan became effective and O-N and Subs legally emerged from Chapter 11 on January 31, 2005. St. Clair’s emergence from Chapter 11 bankruptcy proceedings resulted in a new reporting entity and the adoption of Fresh-Start Reporting in accordance with the American Institute of Certified Public Accountants Statement of Position 90-7, “Financial Reporting by Entities in Reorganization Under the Bankruptcy Code” (“Fresh-Start Reporting”). As all material conditions precedent to the effectiveness of the Plan were approved on December 27, 2004 by O-N and Subs, December 31, 2004 was used as the date for adopting Fresh-Start Reporting in order to coincide with the St. Clair’s normal financial closing for the month of December.
     In accordance with Fresh-Start Reporting, all assets and liabilities were recorded at their respective fair values as of December 31, 2004. Such fair values represented St. Clair’s best estimates based on both management’s estimates and independent appraisals and valuations.
(3) Summary of Significant Accounting Policies
(a)	Organization

St. Clair is a manufacturer of lime and limestone products, supplying primarily the construction, steel, municipal sanitation and water treatment, paper and agriculture industries. It is headquartered and has lime and limestone operations in Marble City, Oklahoma. Its products are sold primarily to customers in Oklahoma, Arkansas, Kansas and Texas.

(b)	Financial Statement Presentation

Until it was sold on December 28, 2005, St. Clair was a subsidiary of the Sellers. Intercompany balances and transactions with the Sellers are included in the financial statements. The $1,175 advances from parent primarily arose from advances for payment of accounts payable.

(c)	Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and judgments that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates and judgments.

(d)	Statement of Cash Flows

St. Clair maintained only minimal cash balances. All cash transactions were processed by the Sellers on behalf of St. Clair. No cash payments were made during the year for interest or income taxes.

(e)	Revenue Recognition

St. Clair recognizes revenue in accordance with the terms of its purchase orders, contracts or purchase agreements, which are generally upon shipment, and payment is considered probable. Revenues include external freight billed to customers with related costs in cost of revenues. St. Clair’s returns and allowances are minimal. External freight billed to customers included in revenues was $ 4,310 for 2005, which approximates the amount of external freight billed to customers included in cost of revenues.

(f)	Fair Values of Financial Instruments

The carrying values of cash, trade receivables, other current assets, accounts payable and accrued expenses approximate fair value due to the short maturity of these instruments.

(g)	Concentration of Credit Risk and Trade Receivables

Financial instruments that potentially subject St. Clair to a concentration of credit risk consist principally of trade receivables. The majority of the St. Clair’s trade receivables are unsecured. Payment terms for all trade receivables are based on the underlying purchase orders, contracts or purchase agreements. Credit losses relating to trade receivables consistently have been within management expectations. Trade receivables are presented net of the related allowance for doubtful accounts, which totaled $41 at December 31, 2005.

(h)	Inventories

Inventories are valued principally at the lower of cost, determined using the first in first out method, or market. Costs include materials, labor, and production overhead.

A summary of inventories is as follows:

Lime and limestone inventories:
Raw materials	$488
Finished goods	174

662

Service parts inventories	692

$1,354

In December 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 151, “Inventory Costs, an Amendment of ARB No. 43, Chapter 4” (“SFAS 151”). This requires abnormal amounts of idle facility expense, freight, handling costs and wasted materials (spoilage) to be recognized as current-period charges. This standard also requires the allocation of fixed production overhead to the cost of conversion be based on the normal capacity of the production facilities. SFAS 151 is effective for fiscal years beginning after June 15, 2005. St. Clair does not expect the adoption of the provisions of this new pronouncement to have a material impact on its financial condition, results of operations, cash flows or competitive position.

(i)	Property, Plant and Equipment

Depreciation of property, plant and equipment is being provided for by the straight-line method over estimated useful lives as follows:

Buildings and building improvements	5 - 11 years
Machinery and equipment	5 - 13 years
Automotive equipment	2 years
Maintenance and repairs are charged to expense as incurred; renewals and betterments are capitalized. When units of property are retired or otherwise disposed of, their reduced values and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is credited or charged to income.

St. Clair reviews its long-lived assets for impairment in accordance with the guidelines of Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS 144”). SFAS 144 requires that, when events or circumstances indicate the carrying amount of an asset may not be recoverable, the Company should determine if impairment of value exists. If the estimated undiscounted future net cash flows are less than the carrying amount of the asset, an impairment exists and an impairment loss must be calculated and recorded. If an impairment exists, the impairment loss is calculated based on the excess of the carrying amount of the asset over the asset’s fair value. Any impairment loss is treated as a permanent reduction in the carrying value of the asset. Through December 31, 2005, no events or circumstances have arisen which would require St. Clair to record a provision for impairment of its long-lived assets.

(j)	Asset Retirement Obligations

St. Clair adopted Statement of Financial Accounting Standards No. 143, “Accounting for Asset Retirement Obligations,” (“SFAS 143”) on January 1, 2003. SFAS 143 requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred and capitalized as part of the carrying amount of the long-lived asset. Over time, the liability is recorded at its present value each period through accretion expense, and the capitalized cost is depreciated over the useful life of the related asset. Upon settlement of the liability, a company either settles the obligation for its recorded amount or recognizes a gain or loss.

St. Clair is legally required by various state and local regulations and/or contractual agreements to reclaim land disturbed by its mining activities at the closing of the mine. As of December 31, 2005, St. Clair’s asset retirement obligation and the related long-lived asset were $618 and $582, respectively.

Asset retirement obligations were estimated for St. Clair’s mine based on St. Clair’s current and historical experience, adjusted for factors that an outside third-party would consider, such as inflation, overhead and profit. Estimated obligations were escalated based upon the anticipated timing of the related cash flows and the expected closure dates of the operating locations using an assumed inflation rate, and then were discounted using a credit-adjusted, risk-free interest rate. The expected closure date of the mine represents the estimated exhaustion date of remaining mineral reserves. Because St. Clair’s mineral reserves have expected lives many years into the future, an appropriate market risk premium could not be estimated or considered when escalating the estimated obligations. The undiscounted asset retirement obligation is expected to be $843. The accretion of the asset retirement obligation and depreciation of the capitalized costs, which are included in depreciation, depletion, amortization and accretion on the consolidated statement of operations, are being recognized over the estimated useful lives of the operating locations (i.e., to their expected closure dates). Based on its estimate made in the third quarter 2005, St. Clair increased both its asset retirement obligation and related long-lived asset as of July 1, 2005 by approximately $534.

(k)	Environmental Expenditures

Environmental expenditures that relate to current operations are expensed or capitalized as appropriate. Expenditures that relate to an existing condition caused by past operations, and which do not contribute to current or future revenue generation, are expensed. Liabilities are recorded when environmental assessments and/or remedial efforts are probable, and the costs can be reasonably estimated. Generally, the timing of these accruals will coincide with completion of a feasibility study or St. Clair’s commitment to a formal plan of action. St. Clair incurred no capital expenditures related to environmental matters in 2005.

(4) Income Taxes
     St. Clair had a federal net operating loss (“NOL”) for the year ended December 31, 2005. Due to uncertainties about realizing its federal NOL carryforwards, St. Clair has recorded a valuation allowance equal to the benefit.
     A reconciliation of income taxes computed at the federal statutory rate to income tax benefit, net for the year ended December 31, 2005 is as follows:

		Percent
		of pretax
	Amount	loss
Income tax benefit computed at the federal statutory rate	$(351)	34%
Increase in taxes resulting from:
valuation allowance	351	(34)%

Income tax benefit	$—	—

     Generally, the provisions of Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” (“SFAS 109”), require deferred tax assets to be reduced by a valuation allowance if, based on the weight of available evidence, it is “more likely than not” that some portion or all of the deferred tax assets will not be realized. SFAS 109 requires an assessment of all available evidence, both positive and negative, to determine the amount of any required valuation allowance.
     Prior to the Purchase, St. Clair had deferred tax assets of $4,093, deferred tax liabilities of $696 and a valuation allowance of $3,396. The deferred tax assets resulted from federal and state NOL carryforwards of approximately $3,900 and $9,200, respectively, at December 31, 2005 and temporary differences. The principal temporary difference related to deferred tax assets resulted from the Fresh-Start Reporting valuation of mineral reserves at zero compared to an undepleted tax basis of approximately $5,500 at December 31, 2005. The principal deferred tax liability resulted from accelerated depreciation for tax purposes.
(5) Employee Retirement Plans
     Prior to the Purchase, St. Clair was a participant in a contributory retirement (401(k)) savings plan for employees sponsored by the Sellers. St. Clair contributions to the plan were $8 during 2005.
(6) Commitments and Contingencies
     St. Clair leases some of the equipment used in its operations under operating leases. Generally, the leases are for periods varying from three to seven years and are renewable at its option. St. Clair also has mining leases for mineral rights to the limestone on the properties. The leases are for periods ranging from twenty to seventy-five years and are renewable at St. Clair’s option. Total lease and royalty expense was $333 for 2005. As of December 31, 2005, future minimum payments under non-cancelable operating leases were $335 for 2006, $135 for 2007, $49 for 2008, $39 for 2009, $39 for 2010, and $486 thereafter.
     St. Clair is party to lawsuits and claims arising in the normal course of business, none of which, in the opinion of management, is expected to have a material adverse effect on its financial condition, results of operation, cash flows or competitive position.
     St. Clair is not contractually committed to any planned capital expenditures until actual orders are placed for equipment or services.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
(b) Pro forma financial information.
     Under the terms of a stock purchase agreement dated as of December 28, 2005, United States Lime & Minerals, Inc. (the “Company”) acquired all of the issued and outstanding capital stock of St. Clair for a total price of $14,000,000 in cash, plus transaction costs (the “Purchase”). The purchase price was subject to a working capital adjustment estimated to be $821,000 which reduced the purchase price. The purchase price, including transaction costs and the estimated working capital adjustment, to be allocated is as follows:

Cash	$14,000,000
Estimated working capital adjustment	(821,000)
Transaction costs	323,000

Total purchase price to be allocated	$13,502,000

     Using the purchase method of accounting for business combinations, the purchase price was allocated first to the fair values of current assets acquired and liabilities assumed, with the remainder of the purchase price allocated to long-lived assets on the basis of their relative fair values as follows:

Current assets, including accounts receivable and inventories	$3,259,000
Property, plant and equipment	11,734,000
Current liabilities, including accounts payable and accrued expenses	(873,000)
Reclamation liability	(618,000)

Total purchase price allocated	$13,502,000

     The following unaudited pro forma consolidated statement of income has been derived from the historical financial statements of the Company and St. Clair. The unaudited pro forma consolidated statement of income for the year ended December 31, 2005 has been presented as if the Purchase had been consummated as of January 1, 2005.
     The unaudited pro forma consolidated statement of income gives effect to the Company’s acquisition of St. Clair in accordance with the purchase method of accounting and is based upon the assumptions and adjustments described in the accompanying notes.
     The pro forma adjustments do not reflect any operating efficiencies, synergistic benefits and cost savings the Company may achieve with respect to the Purchase. The pro forma adjustments do not include any adjustments to historical amounts for cost of sales, sales and marketing, or general and administrative expenses for any future operating changes.
     The unaudited pro forma condensed consolidated statement of income is not necessarily indicative of the operating results that would have occurred had the Purchase been consummated as of January 1, 2005, nor the consolidated results of future operations.

United States Lime & Minerals, Inc.
Unaudited Pro Forma
Consolidated Statement of Income
For the Year Ended December 31, 2005
(dollars in thousands, except per share amounts)

			Pro Forma		Pro Forma
	USLM	St. Clair	Adjustments		Consolidated
Revenues	$81,085	$16,338	$—		$97,423

Cost of revenues:
Labor and other operating expenses	53,838	15,534	—		69,372
Depreciation, depletion and amortization	7,881	877	(243	)(a)	8,515

	61,719	16,411	(243)		77,887

Gross profit	19,366	(73)	243		19,536

Selling, general and administrative expenses	5,522	960	(102	)(b)	6,380

Operating profit (loss)	13,844	(1,033)	345		13,156

Other (income) expense:
Interest expense	4,173	—	894	(c)	5,067
Other, net	(101)	—	—		(101)

	4,072	—	894		4,966

Income (loss) before taxes	9,772	(1,033)	(549)		8,190

Income tax expense (benefit), net	1,824	—	(538	)(d)	1,286

Net income (loss)	$7,948	$(1,033)	$(11)		$6,904

Income per share of common stock:

Basic	$1.34				1.16

Diluted	$1.31				1.14

See accompanying notes to Unaudited Pro Forma Consolidated Statement of Income.

United States Lime & Minerals, Inc. and Subsidiaries
Notes to Unaudited Pro Forma Consolidated
Statement of Income
For the year ended December 31, 2005
The unaudited pro forma consolidated statement of income for the year ended December 31, 2005, consists of the following information:
1.	The audited historical consolidated statement of income for United States Lime & Minerals, Inc. and Subsidiaries for the year ended December 31, 2005, as reported in the Company’s Form 10-K for the year ended December 31, 2005.

2.	The audited historical consolidated statement of operations for St. Clair for the year ended December 31, 2005 set forth in this Form 8-K/A.

3.	Pro Forma adjustments.
PRO FORMA ADJUSTMENTS:
a.	The Pro Forma adjustment to cost of sales is for the reduction of depreciation and depletion resulting from the purchase price allocation.

b.	The Pro Forma adjustment to selling, general and administrative expenses is to eliminate certain bonus payments to certain St. Clair employees that were earned as a result of the successful completion of the Purchase

c.	The Pro Forma adjustment to interest expense is for the estimated interest expense on the $13,502 purchase price for one year using the average interest rate for the year on the Company’s line of credit.

d.	The Pro Forma adjustment to income taxes is to reflect the recognition of a benefit for income taxes at a 34% effective rate applied to St. Clair’s loss before income taxes.
(c)	Exhibits
2.01	Stock Purchase Agreement dated as of December 28, 2005 by and among Oglebay Norton Company, O-N Minerals Company, O-N Minerals (Lime) Company and United States Lime & Minerals, Inc. (incorporated by reference to Exhibit 10.28 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, File Number 0-4197).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, United States Lime & Minerals, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 14, 2006	UNITED STATES LIME & MINERALS, INC.
	By:	/s/ M. Michael Owens
M. Michael Owens, Vice President and
Chief Financial Officer